UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/31/2008

VMware, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33622

Delaware	94-3292913
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3401 Hillview Avenue, Palo Alto, CA 94304
(Address of principal executive offices, including zip code)

(650) 427-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of a Director

On November 9, 2007, VMware, Inc. filed a Form 8-K disclosing the appointment of Dennis D. Powell to fill a newly-created directorship on the Board of Directors (the "Board"). The Company did not immediately award Mr. Powell an equity grant in connection with his initial appointment to the Board. Such Form 8-K filing is amended to disclose that on January 31, 2008, VMware granted a restricted stock unit award for 2,000 shares of VMware Class A Common Stock and a stock option to purchase 12,000 shares of VMware Class A Common Stock in connection with Mr. Powell's initial appointment. Both awards vest in equal annual installments over two years on the anniversaries of Mr. Powell's appointment to the Board.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VMware, Inc.

Date: February 01, 2008	By:	/s/ Diane Greene
Diane Greene
President and Chief Executive Officer